UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 2, 2010

Nabi Biopharmaceuticals

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-04829	59-1212264
(Commission File Number)	(IRS Employer Identification No.)

12276 Wilkins Avenue, Rockville, Maryland	20852
(Address of Principal Executive Offices)	(Zip Code)

(301) 770-3099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following provides a summary of votes cast for the proposals on which the stockholders of Nabi Biopharmaceuticals (the “Company”) voted at the special meeting of stockholders held on March 2, 2010:

Proposal 1—The approval of the exclusive option and license agreement between the Company and GlaxoSmithKline Biologicals S.A. and the transactions contemplated thereby, including, without limitation, the exclusive options and licenses to develop, commercialize and manufacture the Company’s nicotine conjugate vaccine candidate (NicVAX®) and certain related potential alternative forms of NicVAX® and future generation candidate vaccines based on NicVAX® intellectual property to be granted thereunder.

For	Against	Abstain	Broker Non-Votes
36,355,893	84,158	31,583	0

Proposal 2—The approval of the adjournment of the special meeting, if necessary, to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the preceding proposal.

For	Against	Abstain	Broker Non-Votes
34,454,302	1,977,494	39,838	0

A copy of the press release issued on March 2, 2010 announcing that the Company’s stockholders have approved Proposal 1 described above is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release issued on March 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABI BIOPHARMACEUTICALS

By:	/s/ RAAFAT E.F. FAHIM, PH.D
Name:	Raafat E.F. Fahim, Ph.D.
Title:	President and Chief Executive Officer

Date: March 4, 2010